UNITED STATES

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Jensyn Acquisition Corp.

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On December 27, 2018, Jensyn Acquisition Corp. issued the following press release:

Jensyn Acquisition Corp. Announces Additional Contribution to Trust Account

Freehold, N.J.—December 27, 2018—(PRNewswire)-Jensyn Acquisition Corp. (NASDAQ:JSYN) (“Jensyn Acquisition” or the “Company”), a company formed for the purpose of entering into a merger, share exchange, asset acquisition or other similar business combination with one or more businesses or entities, announced that Jensyn Capital, LLC, a company controlled by certain of the initial stockholders of the Company, has agreed to contribute to Jensyn Acquisition $.05 per month during the period beginning on January 4, 2019 and ending on the earlier of July 2, 2019 or the date that the Company completes its initial business combination for each public share that is not converted into cash at Jensyn Acquisition’s special meeting of stockholders being held on January 3, 2019. If a business combination is not completed by July 2, 2019, this contribution will increase funds available in Jensyn Acquisition’s trust account for the conversion of shares from approximately $11.00 per share on January 3, 2019 to approximately $11.30 per share at July 2, 2019.

The January 2, 2019 special meeting of stockholders is being held to seek an extension of the date by which the Company must complete its initial business combination from January 3, 2019 to July 2, 2019. If the extension is not approved, no additional deposit will be made to the trust account.

The record date for the January 2, 2019 special meeting of stockholders is December 10, 2018. Stockholders who acquired their shares after December 10, 2018 will not be entitled to vote at the January 2, 2019 special meeting of stockholders or exercise conversion rights with respect to those shares in connection with the vote to extend the date by which the Company must complete its initial business combination. These stockholders, will, however, have the right to receive a pro rata share of the funds in the trust account if the extension is not approved and the Company is liquidated and dissolved, and will have the right to vote and exercise conversion rights with respect to their shares in connection with a proposed business combination provided they hold shares as of the business combination meeting record date, which has not yet been set.

About Jensyn Acquisition Corp.

Jensyn Acquisition Corp. is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements of the proposed business combination, are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those contemplated in the forward-looking statements, please refer to the “Risk Factors” section of Jensyn Acquisition’s Annual Report on Form 10-K for the year ended December 31, 2017 and other filings with the United States Securities and Exchange Commission by Jensyn Acquisition. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and except as expressly required by applicable securities law, Jensyn Acquisition disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Jeffrey Raymond

President and Chief Executive Officer

Jensyn Acquisition Corp.

+1 (888) 536-7965

jeff.raymond@jensyn.com

www.jensyn.com